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                                  EXHIBIT 23C

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of National City Bancshares, Inc., of our report dated February 19, 1993, on the consolidated statements of income, changes in stockholders' equity and cash flows of Sure Financial Corporation for the year ended December 31, 1992, from Form S-4 (33-69050) of National City Bancshares, Inc., effective November 5, 1993.



/s/ GEO. S. OLIVE & CO. LLC
Indianapolis, Indiana
March 23, 1995